UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report
(Date of earliest event reported):

October 9, 2009

FIRST FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-17122	57-0866076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34 Broad Street, Charleston, South Carolina	29401
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code:  (843) 529-5933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 9, 2009, First Financial Holdings, Inc. (the “Company”) announced that the underwriters of its recent public offering of common stock have fully exercised their over-allotment option, resulting in the issuance of an additional 629,032 shares.  The option was granted in connection with the public offering of 4,193,550 shares of common stock at a public offering price of $15.50 per share, which closed on September 29, 2009.

Including the exercise of the over-allotment option, the net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses are expected to be $9.1 million.   Sandler O’Neill + Partners, L.P. acted as sole book-running manager of the offering, and Keefe Bruyette & Woods, Scott & Stringfellow and FIG Partners as co-managers.  A copy of the press release announcing the exercise of the over-allotment option is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 7.01 and the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

               The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1	Press release dated October 9, 2009 announcing the exercise of the over-allotment option

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.

DATE: October 9, 2009	By: /s/ R. Wayne Hall
R. Wayne Hall
Executive Vice President and Chief Financial Officer